UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2010

Rio Vista Energy Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Rosecrans Ave., Suite 3355 El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 563-1828

Inapplicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01    Entry into a Material Definitive Agreement

On August 9, 2010, Rio Vista Energy Partners L.P. (“Rio Vista”), Penn Octane Corporation (“Penn Octane”) and Central Energy, LLC (“Central Energy”) entered into a third amendment (“Third Amendment”) in connection with the Securities Purchase and Sale Agreement dated May 25, 2010 (the “Agreement”).  Pursuant to the terms of the Third Amendment, Central Energy agreed to pay Rio Vista $150,000 which is to be used by Rio Vista to fund certain expenses.  In connection with the payment of $150,000, Rio Vista agreed to issue and sell to Central Energy 482,910 newly issued Common Units of Rio Vista (the “Common Units”), representing approximately 13.3% of Rio Vista’s common units outstanding after giving effect to the issuance.  In connection with the Third Amendment, the closing date of the Agreement was extended until October 31, 2010, the amount of units to be sold in connection with the Closing was reduced by 482,910 units and Central Energy will receive a credit against the purchase price of $87,500.

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 9, 2010, Regional Enterprises Inc. (“Regional”), a wholly-owned subsidiary of Rio Vista Energy Partners L.P. (“Rio Vista”) received a “notice of default and reservation of rights” (“Default Notice”) from RZB Finance LLC (“RZB”) in connection with the Loan Agreement dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) between RZB and Regional.

The Default Notice was the result of Regional’s failure to pay, in accordance with Section 5.5 of the Loan Agreement federal income taxes owing to the Internal Revenue Service (“IRS”) to which certain penalties have accrued.  Regional is intending to negotiate a payment arrangement with the IRS, subject to RZB’s approval regarding the amounts owed.  All such amounts  owing to the IRS have been previously recorded by Regional in its financial statements.  In connection with the Agreement referred to in Item 1.01 above, certain amounts were provided for in connection with the expected payment of taxes needed to be made to the IRS on behalf of Regional.

In connection with the Loan Agreement, Regional granted to RZB a security interest in all of Regional’s assets, including a deed of trust on real property owned by Regional, and Rio Vista delivered to RZB a pledge of the outstanding capital stock of Regional.

Item 3.02.    Unregistered Sales of Equity Securities.

In connection with the Third Amendment (see Item 1.01 above), on August 9, 2010, Rio Vista entered in an agreement with Central Energy to sell 482,910 newly issued common units of Rio Vista.  The sale of these common units represents approximately 13.3% of Rio Vista’s common units outstanding after giving effect to the issuance.  The purchase price for the common units was based on the purchase price agreed to in the Agreement previously entered into between the parties.

The issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof because the issuance does not involve any public offering of securities.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this report:

10.1	Third Amendment to Securities Purchase and Sale Agreement between Central Energy, LLC, Rio Vista Energy Partners, L.P. and Penn Octane Corporation, effective July 21, 2010 and dated August 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO VISTA ENERGY PARTNERS L.P.

By:	Rio Vista GP LLC, its
General Partner

	By:	/s/ Ian T. Bothwell

		Name:	Ian T. Bothwell
		Title:	Acting Chief Executive Officer, Acting President, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Executive, Financial and Accounting Officer)

Date: August 13, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Securities Purchase and Sale Agreement between Central Energy, LLC, Rio Vista Energy Partners, L.P. and Penn Octane Corporation, effective July 21, 2010 and dated August 9, 2010.